Exhibit 10.10

LEASE AGREEMENT

This Lease, made this 20th day of March, 2014 between CROSSROADS ASSOCIATES, a California General Partnership, and CLOCKTOWER ASSOCIATES, a California General Partnership, collectively hereinafter called Landlord, and COUPA SOFTWARE INCORPORATED, a Delaware corporation, hereinafter called Tenant.

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the “Premises”) outlined in red on Exhibit “A”, attached hereto and incorporated herein by this reference thereto more particularly described as follows:

Approximately 26,274 square feet of rentable space (which includes Tenant’s prorata share of building common areas) located on the following floors: the Fifth Floor with approximately 12,890 square feet, as shown on Exhibit A-1; and the Fourth Floor with approximately 13,384 square feet, as shown on Exhibit A-2, of the “Building” located at 1855 South Grant Street, San Mateo, San Mateo County, California. The 26,274 square feet leased hereunder shall also on occasion be referred to as the “Original Premises” to differentiate it with the Expansion Space.

As used herein the Complex shall mean and include all of the land outlined in red and described in Exhibit “B”, attached hereto, and all of the buildings, improvements, fixtures and equipment now or hereafter situated on said land.

Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.

1.                                      USE Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of General Office, administrative and other related legal uses and for no other purpose, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not do or permit to be done in or about the Premises or the Complex nor bring or keep or permit to be brought or kept in or about the Premises or the Complex anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Complex or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Complex or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises or the Complex which will obstruct or interfere with the rights of other tenants or occupants of the Complex or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Complex. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling, which endanger the structure, or place any harmful fluids or other materials in the drainage system of the building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the building in which the Premises are a part, by Tenant, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of common area of the Complex. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises and which constitutes unreasonable interference with the rights of other tenants of the Building, without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, attorney’s fees, or liability arising out of failure of Tenant to comply with any applicable law. Tenant shall comply with any covenant, condition, or restriction (“CC&R’s”) affecting the Premises and provided in writing to Tenant (as of the date of this Lease, there are no CC&R’s). The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Complex.

2.                                      TERM

A.                                    The “Term” of this Lease shall be for a period of  sixty (60) months (unless sooner terminated as hereinafter provided) and, subject to Paragraphs 2(B) and 3 and shall either commence on the 1st day of  May, 2014, or a later date that is one (1) week following the substantial completion of the Tenant Improvements, as described below in Paragraph 8 herein (the “Commencement Date”). At such time as the Commencement Date is determined, Landlord and Tenant shall execute a letter stating the Lease Commencement and Lease Termination Date for the Original Premises. Tenant hereby acknowledges that the Original Premises to be leased hereunder, are currently leased to WEBROOT SOFTWARE, INC. Tenant’s Lease of the Original Premises is contingent upon Landlord entering into, in Landlord’s opinion, an acceptable Lease Termination Agreement with WEBROOT SOFTWARE, INC. within seven (7) days following the execution of this Lease Agreement by Tenant (“Contingency Date”). Tenant, at its sole election, may extend the Contingency Date up to an additional ten [10] days.. In the event Landlord does not enter into such a lease termination agreement by the Contingency Date then this Lease shall be void and of no force and effect between the parties and neither Landlord nor Tenant shall be liable to one another for having entered into this Lease.

B.                                    Subject to Paragraph 3 below, possession of the Premises shall be deemed tendered and the term of this Lease shall commence on the later date of May 1, 2014 (the “Anticipated Commencement Date”) or one (1) week following the substantial completion of the Tenant Improvements. Commencing April 15, 2014 Tenant shall have early access to the Premises for the installation of furniture, telephone and computer related equipment and such early access shall be subject to all the terms and conditions of the Lease excluding the payment of Basic Rent and Additional Rent. Tenant’s activities during this early access period shall not interfere with or delay Landlord’s construction of the improvements described in Paragraph 8 below.

C.                                    OPTION TO EXTEND

Provided Tenant is not in default on any of the terms, covenants or conditions of this Lease, and subject to the terms and conditions set forth hereafter, Tenant is granted the option to extend the term of Lease on the Premises for five (5) years (“Option to Extend”) on the following terms and conditions:

(a)                                 Tenant shall notify Landlord in writing of Tenant’s exercise of this Option to Extend not less than nine (9) months prior to the expiration date of this lease. The expiration date of this lease shall be 1) that date specified in the Commencement of Lease letter referred to in Paragraph 2(A) above; or 2) that date determined by Tenant’s exercise of the option to lease the Third Floor as described in Paragraph 2 (D) below.

(b)                                 The extended term of the Lease shall commence on the day immediately following the expiration date and shall terminate five (5) years thereafter.

(c)                                  The Basic Rent as of the commencement date of the Extended Term of the Lease shall be the then prevailing market rate for similar space in San Mateo and Foster City as that of the Premises and Building (the “Fair Market Rental Value”) with annual adjustments at the rate of increase then being charged in the market for similar space.

(d)                                 The then current payment for Additional Rent described in Paragraph 4D of the Lease shall continue according to Paragraph 4D of this Lease.

(e)                                  This Option to Extend can be exercised only by the Coupa Software Incorporated or any Permitted Transferee for their then sole use of the Premises and may not be transferred or assigned to any sublessee or other party (other than a Permitted Transferee), nor may this Option to Extend be exercised by Coupa Software Incorporated for the use of the Premises by any sublessee or party other than Coupa Software Incorporated or any Permitted Transferee.

(f)                                   This Option shall be the option to extend the lease on up to the total Premises then leased as of the date of exercise of the Option to extend, and may not be exercised on less than the Original Premises. Within ten (10) days of the parties determining by giving written notice from either party to the other that they cannot agree on Fair Market Rental Value, each shall specify in writing to the other the name and address of a person to act as the appraiser on its behalf. Each such person shall be an MAI certified appraiser or commercial real estate broker in either case with at least ten (10) years of experience with the prevailing market rents for the area in which the Premises are located. If either party fails to timely appoint an appraiser, the determination of the timely appointed appraiser shall be final and binding. The two appraisers shall have twenty-one (21) days from the day of their respective appointments (the “Determination Period”) to make their respective determinations and agree on the Fair Market Rental Value. If the two appraisers selected by the Landlord and Tenant cannot reach agreement on the Fair Market Rental Value, such appraisers shall within five (5) business days jointly appoint an impartial third appraiser with qualifications similar to those of the first two appraisers, and the Fair Market Rental Value shall be established by the three appraisers in accordance with the following procedures: The appraiser selected by each party shall state in writing his/her determination of the Fair Rental Market Value, which determination will provide for periodic adjustments to the Basic Rent if such appraiser believes that such adjustments are appropriate. The first two appraisers shall arrange for the simultaneous delivery of their determinations to the third appraiser no later than ten (10) days after the expiration of the Determination Period. The role of the third appraiser shall be to select which of the two proposed determinations most closely approximates the third appraiser’s determination of the Fair Market Rental Value, and shall have no more than seven (7) days in which to select the final determination. The determination chosen by the third appraiser shall constitute the decision of the appraisers and be final and binding on the parties. Each party shall pay the cost of its own appraiser and shall share equally the cost of the third appraiser.

D.                                    OPTION TO EXPAND

Tenant shall have the Option to Lease Floor Three of the Building located at 1855 South Grant Street, San Mateo, San Mateo County, California. The Third Floor, as shown on Exhibit D, comprises 13,384 square feet of space, which includes Tenant’s prorata share of Building common areas and shall hereinafter be referred to as the “Expansion Space”. Tenant’s Option to Lease the Expansion Space shall be for a lease term of five (5) years, and shall be on the following terms and conditions:

(a)                                 Tenant’s lease of the Expansion Space shall commence between months Twenty Five (25) and Thirty Six (36) (including, for the avoidance of doubt, the first day following month 36). Tenant shall give Landlord six (6) months prior written notice to lease the Expansion Space.

(b)                                 The term of Lease for the Expansion Space shall be for five (5) years commencing on the later of the lease commencement date specified in the written notice received from Tenant exercising Tenant’s Option to Lease the Expansion Space or delivery of the Expansion Space by Landlord to Tenant (the “Expansion Commencement Date”). It is hereby agreed that the Original Premises Lease Expiration Date, confirmed by the letter referred to in Paragraph 2 (A) above, shall be revised so that Tenant’s Lease for the Original Premises shall be coterminous with Tenant’s five (5) year lease of the Expansion Space. For example, if the Commencement Date was May 1, 2014 and therefore the term expires April 30, 2019, and in the event Tenant exercised its option to lease the Expansion Space as of the beginning of the 37th month of the Initial lease (in this example May 1, 2017), then the term of lease for the Expansion Space would be May 1, 2017 through April 30, 2022, and the Initial Lease term on the Original Premises would be extended from April 30, 2019 to April 30, 2022.

(c)                                  The Basic Rent for the Expansion Space shall be at the same Basic Rent rate being paid by tenant for the Original Premises for the initial lease, as shown in Paragraph 4(A) below, and shall be adjusted on the same dates and at the same rates, as shown in Paragraph 4(A). For the period beginning on the day after the expiration of the Initial lease term on the Original Premises through the revised expiration of the lease, the Basic Rent rate shall be increased $.10 per square foot for each year. Continuing the example as described in Paragraph 2(D)(b) above, the Basic Rent rate would be as indicated for the time periods as follows:

TIME PERIOD	MONTHLY BASIC RENT

5/1/2019 — 4/30/2020	$3.70 NNN

5/1/2020 — 4/30/2021	$3.80 NNN

5/1/2021 — 4/30/2022	$3.90 NNN

(d)                            The then current payment for Additional Rent described in Paragraph 4D of the Lease shall apply to the Expansion Space at the same rate as the Original Premises, and shall continue to be adjusted according to Paragraph 4D of this Lease throughout the lease term.

(e)                             This Option to Expand can be exercised only by the Coupa Software Incorporated or any Permitted Transferee for their sole use of the Premises and may not be transferred or assigned to any sublessee or other party (other than a Permitted Transferee), nor may this option be exercised by Coupa Software Incorporated for the use of the Premises by any sublessee or party other than Coupa Software Incorporated or any Permitted Transferee.

3.                                      POSSESSION If Landlord, for any reason whatsoever, cannot deliver possession of said Premises to Tenant by the Anticipated Commencement Date, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord’s agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease, and all other dates affected thereby shall be revised to conform to the date of Landlord’s delivery of possession, as specified in Paragraph 2B, above. The above, is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed 30 days from May 1, 2014 unless agreed to by Tenant. If Landlord concludes that the delivery of the Premises will be subsequent to May 31, 2014, Landlord shall so notify Tenant and shall specify in Landlord’s notice the revised date of delivery (the “Revised Anticipated Commencement Date”) and Tenant must within 5 days from the date of notice either accept the Revised Anticipated Commencement Date or cancel this Lease. If Landlord cannot subsequently deliver the Premises within 30 days of the Revised Anticipated Commencement Date, Tenant may cancel this Lease. In the event Tenant accepts the Premises after May 31, 2014, Tenant shall be given a day-for-day addition to the Basic Rent abatement period for every day from May 31, 2014 until the Commencement Date. If Tenant, at its option, by written notice to Landlord, terminates this Lease, then Landlord shall return to Tenant all prepaid Basic Rent and the Security Deposit within ten (10) days of the date of such termination notice.

4.                                      RENT

A. Basic Rent. Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the Premises the total sum of Five Million Twenty Three Thousand Five Hundred Eighty Eight and 80/100 ($5,023,588.80) Dollars in lawful money of the United States of America, payable as follows:

$ 84,076.80 shall be due and payable upon execution of this Lease and represents payment of the Basic Rent for the fifth month of the lease term. The following amounts shall be due and payable on or before the first day of each month of the lease term as indicated for the time periods described:

Time Period	Monthly Basic Rent- Floors 5 & 4
26,274 RSF

1 – 4	$0.00

5 - 12	$84,076.80
@$3.20 NNN

13 - 24	$86,704.20
@$3.30 NNN

25 - 36	$89,331.60
@$3.40 NNN

37 - 48	$91,959.00
@$3.50 NNN

49 - 60	$94,586.40
@$3.60 NNN

Tenant will not be responsible for the payment of Basic Rent for the first, second, third and fourth months of the Term, as provided for herein. However, Tenant will be responsible for the payment of Additional Rent beginning on the Commencement Date.

B.                                    Time for Payment. In the event that the term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the term hereof Tenant shall pay to Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).

C.                                    Late charge. Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of rent as set forth in this Paragraph 4 when due, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge for each rental payment in default ten (10) days. Said late charge shall equal five (5%) percent of each rental payment so in default. Notwithstanding the foregoing, Landlord will not assess a late charge until Landlord has given written notice of such late payment for the first late payment in any twelve (12) month period and after Tenant has not cured such late payment within five (5) days from receipt of such notice. No other notices will be required during the following twelve (12) months for a late charge to be incurred.

D.                                    Additional Rent. Beginning with the Commencement Date, Tenant shall pay to Landlord in addition to the Basic Rent and as Additional Rent the following:

(1)                                 Tenant’s Proportionate Share of all utilities relating to the Complex as set forth in Paragraph 11, and

(2)                                 Tenant’s Proportionate Share of all Taxes relating to the Complex as set forth in Paragraph 12, and

(3)                                 Tenant’s Proportionate Share of all insurance premiums relating to the Complex, as set forth in Paragraph 15, and

(4)                                 Tenant’s Proportionate Share of expenses for the operation, management, maintenance and repair of the Building (including common areas of the Building) and Common Areas of the

                                                Complex in which the Premises are located as set forth in Paragraph 7, and

(5)                                 All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including reasonable attorney’s fees and legal expenses, that may accrue thereto in the event of Tenant’s failure to pay such amounts, and all damages, reasonable costs and expenses which landlord may incur by reason of default of Tenant or failure on Tenant’s part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.

Tenant shall pay to Landlord monthly, in advance, Tenant’s prorata share of an amount estimated by Landlord to be Landlord’s approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled at the end of each calendar year as compared to Landlord’s actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord refunding to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease) any amount of estimated payments made by Tenant in excess of Landlord’s actual expenditures for said Additional Rent items. Landlord shall provide the annual reconciliation by April 1 of the following year. Tenant shall have the right, during Landlord’s regular business hours and on reasonable prior notice, to inspect, at the location of Landlord’s accounting records, Landlord’s books and records regarding Additional Rent for the expense year to which the annual reconciliation relates. The inspection of Landlord’s books and records may be conducted by Tenant’s employee or a reputable certified public accountant (i.e., a member of a reputable, independent, nationally or regionally recognized certified public accounting firm, who has experience reviewing financial operating records of office building landlords; provided that such accountant is not retained by Tenant on a contingency fee basis). If such inspection reveals that the amount of Additional Rent billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days following delivery of the inspection, without interest. All costs and expenses of the inspection shall be paid by Tenant unless the final determination in the arbitration is that Landlord overstated Additional Rent by more than five percent (5%) for the applicable expense year, in which case Landlord shall pay all costs and expenses of the arbitration. Landlord shall maintain its accounting records of Additional Rent for at least three (3) years following the expiration or earlier termination of this Lease.

Tenant’s payment for such estimated Additional Rent as of the commencement of the Term of this Lease shall be Twenty Nine Thousand Nine Hundred Fifty Two and 36/100 ($29,952.36) Dollars per month ($1.14 x 26,274 s.f. = $29,952.36). Any payments required to be made by Tenant for Additional Rent shall be made by check or instrument separate from that check or instrument used by Tenant to make any payments for Basic Rent pursuant to paragraph 4 A.

The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

The following square footages are stated for reference:

1825 South Grant Street (Building I)	155,489 s.f.
1875 South Grant Street (Building II)	172,185 s.f.
1855 South Grant Street (Building III)	66,426 s.f.
Total square footage	394,100 s.f.

Tenant’s percentage occupancy is therefore as follows:

Percent of Building IIII	26,274 ÷ 66,426 = 39.5538%
Percent of Complex	26,274 ÷ 394,100 = 6.6668%

In no event shall any re-measurement of the Premises, Building and/or Complex increase Tenant’s pro-rata share of Additional Rent during the term.

E. Place of Payment of Rent and Additional Rent. All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the office of Landlord at 1875 South Grant Street, Suite 100, San Mateo, CA 94402, or to such other person or to such other place as Landlord may from time to time designate in writing.

F. Security Deposit. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord, or secure at its option by a Letter of Credit (defined below, the sum of  One Hundred Twenty Thousand and 00/100 ($120,000.00) Dollars. If the deposit begins as a cash deposit, Tenant may subsequently change it to a Letter of Credit. If Tenant elects to use a Letter of Credit, then Landlord shall return any cash deposit to Tenant within five (5) business days of the delivery of the Letter of Credit to Landlord. Said sum or Letter of Credit shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to ) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days of the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer said Deposit to Landlord’s successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefor.

If Tenant chooses to use a letter of credit, then Tenant shall provide to Landlord an unconditional, clean, irrevocable Letter of Credit (“Letter of Credit”) in the amount specified above in favor of Landlord and issued by a bank (which accepts deposits, maintains accounts and will negotiate a letter of credit, and whose deposits are insured by the FDIC) located in the Bay Area and reasonably acceptable to Landlord (“Issuer”). The Letter of Credit shall (1) be fully transferable by Landlord without payment of transfer fees, (2) permit multiple drawings, and (3) provide that draws, including partial draws, at Landlord’s election, will be honored upon the delivery to the Issuer a certificate signed by Landlord, or its authorized agent, that Landlord is entitled to make the requested draw pursuant to the terms of the Lease. The Letter of Credit is to be issued pursuant to ISP98 rather than UCP 500. If Tenant fails to pay Basic Rent or any other sums as and when due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may (but shall not be obligated to) use, apply or retain all or any portion of the Letter of Credit for payment of any sum for which Tenant is obligated or which will compensate Landlord for any loss or damage which Landlord may suffer thereby. Any draw or partial draw of the Letter of Credit shall not constitute a waiver by Landlord of its right to enforce its other remedies hereunder, at law or in equity. If any portion of the Letter of Credit is drawn upon, Tenant shall, within ten (10) days after delivery of written demand from Landlord, restore said Letter of Credit to its original amount. The Letter of Credit shall be in effect for the entire Term plus thirty (30) days beyond the expiration of the Term. The parties agree that the provisions of Civil Code Sections 1950.7 and 1951.7 do not apply to the Letter of Credit or any proceeds from the Letter of Credit.

5.                                      RULES AND REGULATIONS AND COMMON AREA Subject to the terms and conditions of this Lease and such Rules and Regulations (attached hereto as Exhibit “E”) as Landlord may from time to time prescribe, Tenant and Tenant’s employees, invitees and customers shall, in common with other occupants of the Complex in which the Premises are located, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Complex in which the Premises are located, which areas and facilities are referred to herein as “Common Area” This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Common Area so long as such changes do not adversely affect Tenant’s occupancy or access to the Premises. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Complex. The Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such Rules and Regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Complex of any of said Rules and Regulations.

Landlord shall operate, manage and maintain the Common Area and the Building in a first class condition.

6                                    PARKING Tenant shall have the right to use with other tenants or occupants of the Complex 83 parking spaces in the common parking areas of the Complex; provided, that the number of parking spaces shall be automatically increased appropriately upon Tenant’s notice of exercise of its Option to Expand. Tenant agrees that Tenant, Tenant’s employees, agents, representatives and/or invitees shall not use parking spaces in excess of said 83 spaces allocated to Tenant hereunder, subject to the preceding sentence. Landlord shall have the right, at Landlord’s sole discretion, to specifically designate the reasonable location of Tenant’s parking spaces within the common parking areas of the Complex in the event of a dispute among the tenants occupying the building and/or Complex referred to herein, in which event Tenant agrees that Tenant, Tenant’s employees, agents, representatives and/or invitees shall not use any parking spaces other than those parking spaces specifically designated by Landlord for Tenant’s use. Said parking spaces, if specifically designated by landlord to Tenant, may be relocated by Landlord at its reasonable discretion at any time, and from time to time. Landlord reserves the right, at Landlord’s sole discretion, to rescind any specific designation of parking spaces, thereby returning Tenant’s parking spaces to the common parking area. Landlord shall give Tenant written notice of any change in Tenant’s parking spaces. Tenant shall not, at any time, park, or permit to be parked, any trucks or vehicles adjacent to the loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park, or permit the parking of Tenant’s trucks or other vehicles or the trucks and vehicles of Tenant’s suppliers or others, in any portion of the common area not designated by Landlord for such use by Tenant. Tenant shall not park not permit to be parked, any inoperative vehicles or equipment on any portion of the common parking area or other common areas of the Complex. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. If Tenant or its employees park in other than such designated parking areas, then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay, ten ($10.00) Dollars per day for each day or partial day each such vehicle is parked in any area other than that designated. Tenant hereby authorizes Landlord at Tenant’s sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicles, provided, that in each case Landlord provides Tenant reasonable written notice of not less than twenty-four (24) hours of such violation. Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage.

7.                                 EXPENSES OF OPERATION, MANAGEMENT AND MAINTENANCE OF THE COMMON AREAS OF THE COMPLEX, PREMISES AND BUILDING IN WHICH THE PREMISES ARE LOCATED As Additional Rent and in accordance with Paragraph 4 D of this Lease, Tenant shall pay to Landlord Tenant’s Proportionate Share of all expenses of operation, management, maintenance and repair of the Common Areas of the Complex including license, permit and inspection fees; security; utility charges associated with exterior landscaping and lighting (including water and sewer charges); all charges incurred in the maintenance of landscaped areas, lakes, parking lots, sidewalks, driveways; maintenance, repair and replacement of all fixtures and electrical, mechanical and plumbing systems; structural elements and exterior surfaces of the buildings; salaries and employees benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, or repair and replacement of existing capital items needing repair or replacement with like-kind replacement if replaced; provided, however, that in the event Landlord makes such capital improvements, Landlord shall amortize its investment in said improvements over their useful life (together with interest at the rate of four (4%) percent per annum on the unamortized balance) as an operating expense in accordance with generally accepted accounting principles, provided, that such amortization is not a rate greater than the anticipated savings in the operating expenses.

As Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay its Proportionate Share of the cost of operation (including common utilities), management, maintenance and repair of the Premises and the Building (including common areas such as lobbies, restrooms, janitor’s closets, hallways, elevators, mechanical and telephone rooms, stairwells, entrances, spaces above the ceilings) in which the Premises are located. The maintenance items herein referred to include janitorization, electrical systems (such as outlets, lighting fixtures, lamps, bulbs, tubs, ballasts), heating and airconditioning controls (such as mixing boxes, thermostats, time clocks, supply and return grills), all interior window coverings, acoustical ceilings, vinyl tile, carpeting, doors (both interior and exterior, including closing mechanisms, latches, locks), all windows, window frames, plate glass, glazing, truck doors, main plumbing systems of the building (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), main electrical systems (such as panels and conduits), heating and air conditioning systems (such as compressors, fans, air handlers, ducts, boilers, heaters), store fronts, roofs, downspouts, building common area interiors (such as wall coverings, window coverings, floor coverings and partitioning), ceilings, building exterior doors, skylights (if any), automatic fire extinguishing systems and elevators; license, permit, and inspection fees; security; salaries and employee benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses or repair and replacement of existing capital items needing repair or replacement with like-kind replacement if replaced; provided, however, than in the event Landlord makes such capital improvements, Landlord shall amortize its investment in said improvements over their useful life (together with interest at the rate of four (4%) percent per annum on the unamortized balance) as an operating expense in accordance with generally accepted accounting principles, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses. Tenant hereby waives all rights under, and benefits of, subsection 1 of Section 1932 and Section 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant’s sole expense upon Lease termination.

“Additional Rent” as used herein shall not include Landlord’s debt repayments; interest on charges; expenses directly or indirectly incurred by Landlord for the benefit of any other tenant; cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants; depreciation; interest, executive salaries or salaries of service personnel to the extent that such personnel perform services not in connection with the management, operation, repair, or maintenance of the Premises and Complex; rent paid to any ground lessor; the cost of special services, goods, or materials provided to any other tenant of the Complex; repairs covered by proceeds of insurance or from funds provided by Tenant or any other tenant of the Complex (or where any other tenant of the Complex is obligated to make such repairs or pay the cost of same); repairs, alterations, additions, improvements, or replacements needed to rectify or correct any defects in the original design, materials, or workmanship of the Premises or Complex or common areas; damage and repairs necessitated by the negligence or willful misconduct of Landlord, Landlord’s employees, contractors, or agents; Landlord’s general overhead expenses not related to the Complex; legal fees, accountants’ fees, and other expenses incurred in connection with disputes of tenants or other occupants of the Complex or associated with the enforcement of the terms of any leases with tenants or the defense of Landlord’s title to or interest in the Complex or any part thereof; costs incurred due to a violation by Landlord or any other tenant of the Complex of the terms and conditions of a lease; costs of any service provided to Tenant or other occupants of the Complex for which Landlord is reimbursed; and costs and expenses which would be capitalized under generally accepted accounting principles, except as specifically set forth herein.

Landlord agrees to provide five-day janitorial service for the leased Premises and to maintain the Complex (including all structural items, mechanical items, electrical, plumbing, HVAC, fire and life safety systems, the roof, the foundation, the exterior, the building systems, the elevators and the common areas) in a first-class manner and in good repair and working order.

8.                                      ACCEPTANCE AND SURRENDER OF PREMISES By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the building and improvements included in the Premises in their present condition. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Landlord shall provide Tenant and its employees access to the Premises and Building twenty-four (24) hours per day, seven (7) days a week via key or card key access. Landlord shall provide after-hours access via Building security cards or comparable passkeys. The Complex has not been inspected by a Certified Access Specialist. Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in the same good condition and repair (damage by Acts of God, fire or normal wear and tear excepted), with all interior walls painted or repaired, cleaned and paint ready; all floors cleaned and waxed; all carpets cleaned and shampooed; all alterations, additions and improvements which may have been made in, to, or on the Premises (except movable trade fixtures installed at the expense of Tenant) except subject to Paragraph 9 Landlord shall notify Tenant within thirty (30) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant’s sole cost and expense. Tenant, on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant’s personal property, furniture, trade fixtures and equipment, including telecommunications wiring and cabling from the Premises. Tenant shall patch and refinish, to Landlord’s reasonable satisfaction, all floor, wall or ceiling penetrations within the Premises (except for nail holes used to hang pictures and artwork on the walls). Tenant, on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant’s personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant’s sole cost, and repair any damage caused by such removal at Tenant’s sole cost. If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies. To the best of Landlord’s knowledge without a duty to inspect, the Premises and Building are in good and sanitary order, condition and repair.

Except as set forth herein, TENANT AGREES TO LEASE THE PREMISES IN AN “AS IS” CONDITION, and any alteration or modifications to the Premises shall be made in accordance with Paragraphs 8 & 9 of the Lease and, except as set forth herein, shall not delay the commencement of the Lease nor delay the payment of rent and all such modifications shall be at Tenant’s sole cost and expense. Notwithstanding anything herein to the contrary, Landlord at Landlord’s sole cost and expense agrees to perform the following “Tenant Improvements” as indicated below and Tenant shall not be required to remove such Tenant Improvements:

A.                                    Landlord shall provide the Premises with furniture, as specified and detailed on the lists attached hereto as Exhibits “C-1 and C-2” (Furniture/Office Equipment Inventory) for the Fifth Floor and Fourth Floor respectively and hereinafter referred to as “the Furniture.” Tenant shall be allowed free use of the Furniture during the term of the Lease. Tenant agrees to repair any damage to the Furniture caused by Tenant during the Term of this Lease, normal wear and tear excepted. Any reconfiguration of the Furniture or additional furniture required by Tenant subsequent to the Commencement of Lease shall be at Tenant’s sole cost and expense. The portion of the existing cubicles located of the Fifth Floor and Fourth Floor, as shown in blue on Exhibits A-1 and A-2, shall be reconfigured by Landlord to bullpen areas, similar to the bullpen/team areas reconfigured by Landlord located on the Second Floor.

In the event Tenant decides to have furniture removed from the Premises, Landlord shall remove said furniture upon receiving a written request from Tenant for the removal. Landlord agrees to remove said furniture, at Landlord’s sole cost and expense, within five (5) days from receiving Tenant’s request for the removal. If Tenant requests that the furniture being removed be placed in storage for future use by Tenant, Landlord will have the furniture placed in storage, at Tenant’s sole cost and expense. As of the date of this Lease, and without limiting its right to make further requests for Furniture removal, Tenant hereby requests Landlord to remove the Furniture as shown in yellow on Exhibit A-2.

B.                                    Landlord shall provide new paint and accent paint for the Premises. Tenant shall select the primary paint color, as well as the accent paint color(s) no later than ten (10) business days subsequent to the full execution of the Lease by Landlord and Tenant. In the event Tenant has not selected the accent paint color(s) as required, Tenant acknowledges that the Commencement Date of the Lease and Tenant’s obligation to pay Basic and Additional Rent shall not be delayed even if Tenant’s occupancy of the Premises is reasonably delayed due to lack of completion of Landlord’s painting and accent within the Premises.

9.                                      ALTERATIONS AND ADDITIONS Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord which consent shall not be unreasonably withheld, but at the cost of Tenant, and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord. If Landlord consents to the making of any alteration, addition, or improvement to or of the Premises by Tenant, the same shall be made by Landlord at Tenant’s sole cost and expense. Any modifications to the Premises as a result of Tenant’s alterations, additions or improvements shall be made at Tenant’s sole cost and expense. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, air conditioning, partitioning, drapery, carpeting and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make any alterations or additions without having given at least five (5) days notice to Landlord of such alterations or additions, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant further covenants and agrees that any mechanic’s liens filed against the Premises or against the Complex for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) business days after the filing thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant. Landlord shall notify Tenant in writing, at the time of such consent, if any restoration shall be required to such alterations or additions.

10.                               DELETED

11.                               UTILITIES OF THE BUILDING IN WHICH THE PREMISES ARE LOCATED As Additional Rent and in accordance with paragraph 4D of this Lease, Tenant shall pay its Proportionate Share of the cost of all utility charges such as water, gas, electricity, telephone, telex and other electronic communications service, sewer service, waste pick-up and any other utilities, materials of services furnished directly to the building in which the Premises are located, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed.

Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.

Provided that Tenant is not in default in the performance or observance of any of the terms, covenants or conditions of this Lease to be performed or observed by it, Landlord shall furbish to the Premises and subject to the rules and regulations of the Complex hereinbefore referred to, reasonable quantities of water, gas and electricity suitable for the intended use of the Premises and between the hours of 8:00 a.m. and 6:00 p.m., Mondays through Fridays (holidays excepted) (“Normal Business Hours”) heat, ventilation and air conditioning required in Landlord’s reasonable judgement for the comfortable use and occupation of the Premises for such purposes. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the building heating, ventilating and air conditioning systems. Whenever heat generating machines, equipment, or any other devices (including exhaust fans) are used in the Premises by Tenant which affect the temperature or otherwise maintained by the air conditioning system, Landlord shall have the right to install supplementary air conditioning units in the Premises and the costs thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises (including, without limitation), electronic data processing machines or machines using current in excess of 110 Volts which will in any way materially increase the amount of electricity, gas, water or air conditioning usually furnished or supplies to premises being used as general office space, or connect with electric current (except through existing electrical outlets in the Premises), or with gas or water pipes any apparatus or device for the purposes of using electric current, gas or water. If Tenant shall require water, gas or electric current in excess of that usually furnished or supplied to premises being used as general office space, Tenant shall first obtain the written consent of Landlord, which consent shall not be unreasonably withheld and Landlord may cause an electric current, gas, or water meter to be installed in the Premises in order to measure the amount of electric current, gas or water consumed for any such excess use. The cost of any such meter and of the installation, maintenance and repair thereof, all charges for such excess water, gas and electric current consumed (as shown by such meters and at the rates then charged by the furnishing public utility); and any additional expense incurred by Landlord in keeping account of electric current, gas, or water so consumed shall be paid by Tenant, and Tenant agrees to pay Landlord therefor promptly upon demand by Landlord. If Tenant requests, and if Landlord is able to furnish, heating, ventilation or air conditioning outside of Normal Business Hours, Tenant shall pay Landlord’s reasonable charge for such supplemental services.

12.                               TAXES A. As Additional Rent and in accordance with paragraph 4D of this Lease, Tenant shall pay to Landlord Tenant’s Proportionate Share of all Real Property Taxes. The term “Real Property Taxes”, as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Complex) now or hereafter imposed by any government or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Complex (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein; any improvements located within the Complex owned by Landlord; the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Complex; and (iii) all costs and fees (including reasonable attorney’s fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax but not in excess of the extent of the savings from the contest. If at any time during the term of this Lease the taxation or assessment of the Complex prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Complex or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Complex, on Landlord’s business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Complex, then only that part of such Real Property Tax that is fairly allocable to the Complex shall be included within the meaning of the term “Real Property Taxes”. Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, gift, transfer or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources.

B.                                    Taxes on Tenant’s Property

(1)                                 Tenant shall be liable for and shall pay before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do so regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

(2)                                 If the Tenant improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for Real Property Tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the Real Property Taxes and assessments levied against Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of 12A(i), above. If the records of the County Assessor are available and sufficient detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than standard office improvements in other space in the Complex, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

13.                               LIABILITY INSURANCE Tenant, at Tenant’s expense, agrees to keep in force during the term of this Lease a policy of commercial general liability insurance with combined limits in the amount of $1,000,000 per occurrence/2,000,000 aggregate for injuries to or death of persons and/or property damage occurring in, on or about the Premises or the Complex. Certificates of insurance evidencing this coverage shall be furnished to Landlord, shall name Landlord as additional insured, and shall insure any liability of Landlord, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and the insurance effected thereby shall not be canceled, except upon thirty (30) days’ prior written notice to Landlord. If, during the term of this Lease, in the considered opinion of Landlord’s Lender or insurance advisor, the amount of insurance described in this paragraph 13 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord’s Lender or insurance advisor shall reasonably deem adequate.

14.                               TENANT’S PERSONAL PROPERTY INSURANCE AND WORKER’S COMPENSATION INSURANCE Tenant shall maintain a policy or policies of fire and property damage insurance on a “special form” basis with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures and leasehold improvements within the leased Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

Tenant shall also maintain a policy or policies of worker’s compensation insurance and any other employee benefit insurance sufficient to comply with all the laws.

15.                               PROPERTY INSURANCE Landlord shall purchase and keep in force and, as Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord Tenant’s Proportionate Share of the cost of policy or policies of insurance covering loss or damage to the Premises and Complex in the amount of the full replacement value thereof, providing protection against those perils included within the classification of “special form” insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent. If such insurance costs are increased due to Tenant’s particular use of Premises or the Complex, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Complex.

Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party’s insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof.

16.                               INDEMNIFICATION Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Complex by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises or the Complex but excluding, however, the negligence of Landlord, its agents, servants, employees, invitees, or contractors of which negligence Landlord has knowledge and reasonable time to correct. Except as to injury to persons or damage to property the principal cause of which is the negligence or willful misconduct of Landlord, its agents, servants, employees, invitees or contractors, Tenant shall hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorney’s fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, from any cause whatsoever.

17.                               COMPLIANCE Tenant, as its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, promptly upon notification, commences to remedy or rectify said failure. The judgement of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This paragraph shall not be interpreted as requiring Tenant to make structural changes or improvements, except to the extent such changes or improvements are required as a result of Tenant’s use of the Premises. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises.

18.                               LIENS Tenant shall keep the Premises and the Complex free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) business days following the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the prime rate of interest as quoted by the Bank of America.

19.                               ASSIGNMENT AND SUBLETTING Tenant shall not assign, transfer or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld. As a condition for granting its consent to any subletting, Landlord may require that Tenant agrees to pay to Landlord, as additional rent, seventy-five (75%) percent of ‘all rents or other considerations, relating to such sublease of the Premises, received by Tenant from its subtenants in excess of (i) the rent payable by Tenant to Landlord hereunder and (ii) Tenant’s costs (including without limitation, brokerage commissions, advertising costs and attorneys’ fees). Tenant shall, by thirty (30) days’ written notice, advise Landlord of its intent to sublet the Premises or any portion thereof for any part of the term hereof. Upon receipt of said notice, Landlord may, in its sole discretion, elect to terminate this Lease as to the portion (if such sublease is for the remaining term of the Lease of the Premises described in Tenant’s notice on the date specified in Tenant’s notice. If Tenant intends to sublet the entire Premises and Landlord elects to terminate this Lease, this Lease shall be terminated on the date specified in Tenant’s notice. If, however this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved hereinabove shall be adjusted on a pro-rata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue in full force and effect. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the premises, without also having obtained the prior written consent of Landlord, which consent shall not be unreasonably withheld. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant’s obligations hereunder to be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord, which consent shall not be unreasonably withheld. As a condition to its consent, Landlord may require Tenant to pay all expenses (not to exceed One Thousand ($1,000.00) Dollars) in connection with the assignment, and Landlord may require Tenant’s assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to landlord under the Lease. Notwithstanding anything to the contrary in this Lease, Tenant may, without Landlord’s prior written consent and without the right of recapture or any participation by Landlord in assignment and subletting proceeds, sublet the Premises or a portion thereof, or assign or transfer the Lease to: (i) a parent, subsidiary or affiliate controlling, controlled by or under common control with Tenant; (ii) an acquirer of all or substantially all of Tenant’s assets; (iii) any entity resulting from a merger, consolidation, or other reorganization of Tenant; or (iv) any entity or person by sale or other transfer of a percentage of capital stock, equity or ownership of Tenant which results in a change of controlling persons. Any of the above are referenced hereafter as “Permitted Transfer” and the transferee is referenced as “Permitted Transferee”. For the purpose of this Lease, a sale of Tenant’s capital stock through any public exchange, the issuances for purposes of raising financing or the distribution of Tenant’s assets resulting from the dissolution of Tenant shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises.

20.                               SUBORDINATION AND MORTGAGES In the event Landlord’s title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and buildings in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as “Lender”) to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender’s deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Notwithstanding any such subordination, Tenant’s possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease. Tenant agrees to send to any mortgagees and/or deed of trust holders, by registered mail, a copy of any notice of default served by Tenant upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing (by way of notice of assignment of rents or otherwise) of the addresses of such mortgages and/or deed of trust holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, any such mortgagees and/or deed of trust holders shall have an additional thirty (30) days within which to cure such default, or if such default is not reasonably susceptible of cure within that time, then such additional time as may be reasonably necessary if within such (30) days, any mortgagee and/or deed of trust holder has commenced and is diligently pursuing the remedies necessary to cure such default, (including but not limited to commencement of foreclosure proceedings), in which event this Lease shall not be terminated when such remedies are being diligently pursued.

21.                               ENTRY BY LANDLORD Landlord reserves, and shall at all reasonable times upon twenty-four (24) hours prior notice (except in the case of an emergency, in which case no notice is required) have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to submit the Premises to prospective purchasers, mortgagers or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Complex, all without abatement of rent; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however, that the business of Tenant shall be interfered with to the least extent that is reasonably practical. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Complex and to change the name, number or designation by which the Complex is commonly known, and none of the foregoing shall be deemed and actual or constructive eviction of Tenant, or shall entitle Tenant to any reduction of rent hereunder, so long as such changes do not adversely affect Tenant’s occupancy or access to the Premises.

22.                               BANKRUPTCY AND DEFAULT The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord’s option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant’s unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.

Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of five (5) business days from the date of written notice from Landlord within which to cure any default in the payment of rental or adjustments thereto. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

(a)                                 The rights and remedies provided for by California Civil Code Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2. Any proof by Tenant under subparagraphs (2) and (3) of Section 1951.2 of the California Civil

Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity. Such two real estate brokers shall select a third licensed real estate broker, and the three licensed real estate brokers so selected shall determine the amount of the rental loss that could be reasonably avoided from the balance of the term of this Lease after the time of award. The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto.

(b)                                 The rights and remedies provided by California Civil Code which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant’s right to possession; acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession if the conditions of such code section are.

(c)                                  The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

23.                               ABANDONMENT Tenant shall not abandon the Premises at any time during the term of this Lease; and if Tenant shall abandon or surrender said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

24.                               DESTRUCTION In the event the Premises are destroyed in whole or in part from any cause, and the restoration will be substantially completed within one hundred eighty (180) days from the date of casualty, Landlord will rebuild or restore the Premises to their condition prior to the damage or destruction; otherwise, Landlord may elect to rebuild and restore or terminate this Lease.

If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord does not complete or it is reasonably determined that it cannot be restored within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the willful fault or gross negligence of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors dues to such causes beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord’s obligation to rebuild or restore shall be limited to the building and interior improvements constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant’s trade fixtures, equipment, merchandise or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall at its option replace or fully repair at Tenant’s sole cost and expense provided this Lease is not canceled according to the provisions above.

Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4 of the California Civil Code.

25.                               EMINENT DOMAIN If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant’s personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

If (i) any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the Premises or any portion thereof, or (ii)any of the foregoing events occur with respect to the taking of any space in the Complex not leased hereby, or any such spaces so taken or conveyed in lieu of such taking and Landlord shall decide to discontinue the use and operation of the Complex, or decide to demolish, alter or rebuild the Complex, then in any of such events Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination.

If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.

26.                               SALE OR CONVEYANCE BY LANDLORD In the event of a sale or conveyance of the Complex or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Complex and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

27.                               ATTORNMENT TO LENDER OR THIRD PARTY In the event the interest of Landlord in the land and buildings in which the leased Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee’s foreclosure sale, Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

28.                               HOLDING OVER Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred fifty (150%) percent of the monthly Basic Rent required during the last month of the Lease term.

29.                               CERTIFICATE OF ESTOPPEL Tenant shall at any time upon not less than ten (10) days’ prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modifications except as may be represented by Landlord; that there are no uncured defaults in Landlord’s performance, and that no more than one month’s Basic Rent has been paid in advance.

30.                               CONSTRUCTION CHANGES It is understood that the description of the Premises and the location of the ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord’s architect determines to be desirable in the course of construction of the Premises, and no such changes, or any changes in plans for any other portions of the Complex shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

31.                          RIGHT OF LANDLORD TO PERFORM All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for five (5) days after written notice thereof by Landlord or after any aforementioned cure period, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obligated to, make any such payment or perform any such other term or covenant on Tenant’s part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment of performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord or demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of non payment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.

32.                          ATTORNEYS FEES

(A)                          In the event that a party should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorney’s fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgement.

(B)                          Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorney’s fee, except as to injury to persons or damage to property the principal cause of which is the negligence or willful misconduct of Landlord, its agents, servants, employees, invitees or contractors.

33.                          WAIVER The waiver by either party of the other party’s failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

34.                          NOTICES All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant after the Commencement Date shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises or if sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the Premises. All notices, demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at its offices at 1875 South Grant Street, Suite 100, San Mateo, CA 94402.

Each notice, request, demand advice or designation referred to in this paragraph shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.

35.                          EXAMINATION OF LEASE Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant. Landlord and Tenant mutually intend that neither shall have any binding contractual obligations to the other with respect to the matters referred to herein unless and until this instrument has been fully executed by both parties.

36.                          DEFAULT BY LANDLORD Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of

Landlord’s obligations is such than more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

37.                               CORPORATE AUTHORITY

If Tenant or Landlord is a corporation (or a partnership) each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms.

38.                               DELETED

39.                               LIMITATION OF LIABILITY In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(i)                                     the sole and exclusive remedy shall be against Landlord and Landlord’s assets;

(ii)                                  no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership)

(iii)                               no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership)

(iv)                              no partner of Landlord shall be required to answer or otherwise plead to any service of process;

(v)                                 no judgement shall be taken against any partner of Landlord;

(vi)                              any judgement taken against any partner of Landlord may be vacated and set aside at any time without hearing;

(vii)                           no writ of execution will ever be levied against the assets of any partner of Landlord;

(viii)                        these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

(ix)                              The term, “Landlord”, as used in this section, shall mean only the owner or owners from time to time of the fee title or the tenant’s interest under a ground lease of the land described in Exhibit “B”, and in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord’s obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. Similarly, the obligations contained in this Lease to be performed by Landlord shall be binding on Landlord’s successors and assigns only during their respective period of ownership. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

40.                               BROKERS Tenant warrants that it had dealing with only of the following real estate brokers or agents in connection with the negotiation of this Lease:  Cassidy Turley and Jones Lang LaSalle and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease..

41.                               SIGNS No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld, and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, then upon expiration or other sooner termination of this Lease, Tenant at Tenant’s sole cost and expense shall both remove such sign and repair all damage in such manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.

All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord, which consent shall not be unreasonably withheld. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.

Notwithstanding anything herein to the contrary, Landlord agrees to allow Tenant at no additional charge to place up to two exterior signs on the 1855 Building, which must be approved by Landlord, which approval will not be unreasonably withheld. Tenant shall pay for the cost of said signage. Any exterior signs placed on the Building by Tenant must be in complete compliance with the City of San Mateo sign ordinances. The previous tenant (Webroot) received specific approval from the City of San Mateo to place a signs on the 1855 Building. Landlord shall assist Tenant’s efforts to obtain such approval. Upon termination of Tenant’s Lease, Tenant, at Tenant’s sole cost and expense, shall remove Tenant’s signage and restore the surfaces of the building affected by Tenant’s signage so as to appear as though the signs were never installed. In the event Tenant occupies less than 26,274 rentable square feet in the Building, Landlord shall have the right to require Tenant to remove any and all exterior signage. Notwithstanding anything herein to the contrary, if Tenant subleases no less than the Original Premises for a sublease term of at least twenty-four (24) months, then Tenant shall have the right to grant such sublessee the right of exterior building signage contained herein. Landlord shall provide, at its sole cost, building directory and suite entry signage for Tenant.

42.                                    FINANCIAL STATEMENTS In the event Tenant tenders to Landlord any information on the financial stability, credit worthiness or ability of the Tenant to pay the rent due and owing under the Lease, then Landlord shall be entitled to rely upon the information provided in determining whether or not to enter into this Lease Agreement with Tenant and Tenant hereby represents and warrants to Landlord the following, to the best of Tenant’s knowledge as of the date of this Lease Agreement:: (i) That all material documents provided by Tenant to Landlord are true and correct copies of the original; and (ii) Tenant has not withheld any information from Landlord which Tenant in its reasonable discretion believes is material to Tenant’s credit worthiness, financial condition or ability to pay the rent; and (iii) all information supplied by Tenant to Landlord is true, correct and accurate in all material respects; and (iv) no part of the information supplied by Tenant to Landlord contains materially misleading or fraudulent statements.

A default under this paragraph shall be a non-curable default on behalf of Tenant and Landlord shall be entitled to pursue any right or remedy available to Landlord under the terms of this Lease or available to Landlord under the laws of the State of California.

43.                                    HAZARDOUS MATERIALS

A.                                         As used herein, the term “Hazardous Material” shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property including all of those materials and substances designated or defined as “hazardous” or “toxic” by (i) the Environmental Protection Agency, the California Water Quality Control Board, the Department of Labor, the California Department of Industrial Relations, the Department of Transportation, the Department of Agriculture, the Consumer Product Safety Commission, the Department of Health and Human Services, the Food and Drug Agency or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment, or by (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., as amended; the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., as amended; the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., as amended; the Hazardous Waste Control Law, California Health & Safety Code 25100 et seq., as amended; Sections 66680 through 66685 of Title 22 of the California Administration Code, Division 4, Chapter 30, as amended; and in the regulations adopted and publications promulgated pursuant to said laws.

B.                                         Tenant shall not cause or permit any Hazardous Material to be improperly or illegally used, stored, discharged, released or disposed of in, from, under or about the Premises or the Complex, or any other land or improvements in the vicinity of the Premises or the Complex. Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all laws relating to Hazardous Materials. If the presence of Hazardous Materials on the Premises or the Complex caused or permitted by Tenant results in contamination of the Premises or the Complex or any soil or about the Premises or the Complex, Tenant, as its expense shall promptly take all actions necessary to return the Premises or the Complex to the condition existing prior to the appearance of such Hazardous Material. The termination of this Lease shall not terminate or reduce the liability or obligation of Tenant under this Section, or as may be required by law, to clean up, monitor or remove any Hazardous Materials from the Premises or the Complex.

Tenant shall defend, hold harmless and indemnify Landlord and its agents and employees with respect to all claims, damages and liabilities arising out of or in connection with any Hazardous Material used, stored, discharged, released or disposed of in, from, under or about the Premises or the Complex, where said Hazardous Material is or was attributable to the activities of Tenant, its agents or contractors during the Lease term and whether or not Tenant had knowledge of such Hazardous Material, including, without limitation, any cost of monitoring or removal, any reduction in the fair market value or fair rental value of the Premises or the Complex and any loss, claim or demand by any third person or entirely relating to bodily injury or damage to real or personal property.

Tenant shall not suffer any lien to be recorded against the premises or the Complex as a consequence of a Hazardous Material, including any so called state, federal or local “super fund” lien related to the “clean up” of a Hazardous Material in or about the Premises, where said Hazardous Material is or was attributable to the activities of Tenant.

C.                                         In the event Hazardous Materials are discovered in or about the Premises or the Complex, and Landlord has substantial reason to believe that Tenant was responsible for the presence of the Hazardous Material, then Landlord shall have the right to appoint a consultant, at Tenant’s expense, to conduct an investigation to determine whether Hazardous Materials are located in or about the Premises or the Complex and to determine the corrective measures, if any, required to remove such Hazardous Materials. Tenant, at its expense, shall comply with all recommendations of the consultant, as required by law. To the extent it is determined that Tenant was not responsible for the presence of the Hazardous Materials, then Landlord shall reimburse Tenant for any costs incurred by Landlord and paid by Tenant under the terms of this paragraph 45.C.

Tenant shall promptly notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant or the Premises or the Complex concerning a Hazardous Material attributable to Tenant. Tenant acknowledges that Landlord, as the owner of the Property, at its election, shall have the sole right, at Tenant’s expense if caused by Tenant, otherwise at Landlord’s expense, to negotiate, defend, approve and appeal any action taken or order issued with regard to a Hazardous Material by an applicable governmental authority. Provided Tenant is not in default under the terms of this Lease, Tenant shall likewise have the right to participate in any negotiations, approvals or appeals of any actions taken or orders issued with regard to the Hazardous Material and Landlord shall not have the right to bind Tenant in said actions or orders.

D.                                         It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee’s or subtenant’s anticipated use of the Premises involves the storage, use or disposal of Hazardous Material; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to “clean up” Hazardous Material; (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, disposal or storage of a Hazardous Material.

E.                                          Tenant shall surrender the Premises to Landlord, upon the expiration or earlier termination of the Lease, free of Hazardous Materials which are or were attributable to Tenant. If Tenant fails to so surrender the Premises, Tenant shall indemnify and hold Landlord harmless from all damages resulting from Tenant’s failure to surrender the Premises as required by this paragraph, including, without limitation, any claims or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises or the Complex by reason of the existence of any Hazardous Materials, which are or were attributable to the activities of Tenant, in or around the Premises or the Complex. Notwithstanding any provision to the contrary in this Lease, if any action is required to be taken by a governmental authority to clean-up, monitor or remove any Hazardous Materials, which are or were attributable to the activities of Tenant, from the Premises or the Complex and such action is not completed prior to the expiration or earlier termination of the Lease, then Tenant shall be deemed to have impermissibly held over and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or fair rental value of the Premises or the Complex by reason of the existence of the Hazardous Material.

F.                                           Upon the Lease Commencement Date, Tenant shall provide to Landlord a complete list of all chemicals, toxic waste or Hazardous Materials employed by Tenant within the Premises. Throughout the terms of the Lease, Tenant shall continue to update this list of chemicals, contaminants and Hazardous Materials.

44.                                    MISCELLANEOUS AND GENERAL PROVISIONS

a.         Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.

b.         This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

c.                                  The term “Premises” includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term “Landlord” or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term “Tenant” or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and the and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall injure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.

The term “person” includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

d.                                 Time is of the essence of this Lease and of each and all of its provisions.

e.                                  At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) business days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant’s Premises are a part.

f.                                   This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby agree that all prior or contemporaneous oral agreements between and among themselves and the agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

g.                                  Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

h.                                 Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenant’s rights hereunder are not substantially affected.

i.                                     Paragraph(s)  N/A                                               through  N/A                          are/is added hereto and are/is included as a part of this Lease.

j.                                    Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof

k.                                 Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

CROSSROADS ASSOCIATES		COUPA SOFTWARE INCORPORATED,
a California General Partnership		a Delaware corporation

By		By
Title	Partner	Title	CFO

CLOCKTOWER ASSOCIATES
a California General Partnership

By
Title	Partner

EXHIBIT A-1

EXHIBIT A-2

PROPERTY LINE
SOUTH GRANT STREET
BLDG. 1
BLDG. 2
BLDG. 3
YMCA
VAN POOL
VAN POOL
VAN POOL
PARKING FOR YMCA

EXHIBIT "B"

INITIAL HERE

INITIAL HERE

SITE PLAN

0 25 50 100
SCALE IN FEET

REVISED 4/3/91:
1. CURBLINE AT BUILDING REVISED PER LANDSCAPE REQUIREMENTS
2. PARKING DIMENSIONS INDICATED

HOOVER ASSOCIATES
ARCHITECTS - PLANNERS
87 ENCINA AVE. PALO ALTO, CA

BUILDING STATISTICS

BLDG. 1	154,109 SQ.FT.
BLDG. 2	171,521 SQ.FT.
BLDG. 3	64,230 SQ.FT.
TOTAL GROSS AREA OF OFFICE BLDGS.	389,860 SQ.FT.

PARKING STATISTICS

PARKING REQUIRED FOR OFFICE BLDGS. BASED ON 1 CAR/315 SQ. FT.:	1,238 CARS
PARKING REQUIRED FOR YMCA:	144 CARS
TOTAL	1,382 CARS
PARKING PROVIDED	
STANDARD:	829
STANDARD RESERVE:	23
COMPACTS:	557
TOTAL:	1,409 CARS

40% COMPACTS PROVIDED
19 HANDICAPPED STALLS PROVIDED

ABOVE STATISTICS INCLUDE VAN POOL AND HANDICAP PARKING

THE CROSSROADS
SAN MATEO, CA
A DEVELOPMENT OF W&J PROPERTIES

SITE PLAN - FINAL
INCLUDING PROPOSED YMCA BUILDING AND PROPOSED BLDG. 3

SCALE | DRAWING NUMBER

EXHIBIT C-1

1855 BUILDING – 5TH FLOOR

FURNITURE / EQUIPMENT INVENTORY LIST

1.0                               1855-5th FLOOR, SOUTH GRANT STREET

This suite has a total of 43 typical working stations;

•                  17 are fixed hard wall offices

•                  26 are Modular furniture cubicles.

Executive area;

•                  1 Executive Board room has a full height glass front, and built-in milwork.

•                  1 Executive kitchen

•                  2 additional rooms; 1 room with office furniture and 1 room unfurnished that could be used for an office or a conference room.

Conference rooms;

•                  2 conference rooms #5003 & 5004

•                                          Room 5003 has a ceiling mount for the Proxima 6850 projector (currently not working); and a wall mounted drop down screen.

•                                          Room 5004 has the ceiling mount for a projector (but no projector), and a wall mounted drop down screen.

Other rooms;

•                  One Mail/Copy Room #5058

•                  One Break room.

•                  One Network/Telephone room.

2.0                               FIXED OFFICES

There are 15 fixed hard wall offices that are furnished and have modified modular furniture similar to the drawing shown. Each office has an overhead cabinet with a built-in desk light, one set of draws, two chairs are provided in each office, and there is a wall mounted whiteboard of maximum size of 4’x6’ in size. There are 2 rooms in the Executive area that are not furnished.

3.0                               MODULAR FURNITURE

Modular furniture cubicals are similar to the drawing shown. The cubicals have an overhead cabinet with a built-in desk light. There are two sets of draws and one chair is provided in each cubicle.

3.1                               Furniture clusters are established in groups as small as one cubicle and as large as four cubicles. Each cubicle will house one or more occupants.

4.0                               CONFERENCE ROOMS

Executive Board room has a full height glass front, and built-in milwork.

Conference Room #5004 has an eight foot table, with 8 chairs, one full length wall mounted whiteboard, and there is a 6 foot matching wooden credenza. This room has the ceiling mount for a projector but no projector, and a wall mounted drop down screen.

Conference Room #5003 has two (4 x 1 1/2 foot) tables, with 6 chairs, one full length wall mounted whiteboard, and there is a 6 foot matching wooden credenza.

This room also has a ceiling mount for the Proxima 6850 projector (currently not working); and a wall mounted drop down screen.

The above referenced conference room equipment may be used by Tenant in its “as-is” condition during the term of the Lease without charge.

5.0                               MAIL / COPY ROOM

This room. # 5058 has no furniture.

6.0                               BREAKROOM / KITCHEN

•                  1The Breakroom has built-in Milwork cabinetry, for storage of supplies, and a sink is built-in to with milwork. A free standing refrigerator “visio-cooler” is provided along with a “Bosch” dishwasher, both are to be maintained by the Tenant. There are two round tables, with a total of 8 blue fabric chairs.

•                  1Kitchen located in the Executive area.

7.0                               FILE ROOM

This room #5059 has no furniture.

8.0                               NETWORK/TELEPHONE ROOM

There are 3 cables in a “drop” to each workstation, for both data and voice and each is labeled at the workstation to match the labeling at the patch panels. House air conditioning only. It’s the tenants responsibility to connect data & phone service from this room to the building MPOE on the ground floor, and to the campus MPOE in 1875 building.

EXHIBIT C-2

1855 BUILDING – 4TH FLOOR

FURNITURE / EQUIPMENT INVENTORY LIST

1.0                               1855-4th FLOOR, SOUTH GRANT STREET

This suite has a total of 71 typical working stations;

•                  10 are fixed hard wall offices

•                  61 are Modular furniture cubicles.

Conference rooms;

•                  1 large conference/training room

•                  2 small conference rooms

One Mail/Copy room

One Break room

One Network/Telephone Room

One Server room.

2.0                               FIXED OFFICES

Typical fixed hard wall offices have, modified modular furniture similar to the drawing shown. Each office has an overhead cabinet with a built-in desk light, one set of draws, two chairs are provided in each office, and there is a wall mounted whiteboard of maximum 4’x6’ in size.

3.0                               MODULAR FURNITURE

Modular furniture cubicles are similar to the drawing shown.

There are 38 interior cubicles have an overhead cabinet with a built-in desk light. There are two sets of draws, and one chair is provided in each cubicle.

The 23 exterior cubicles (cubes by an exterior window) that have two sets of draws, an under desk shelf, and two chairs are provided in each cubicle. Note that cubes 4007A, 4007B, 4007C, are cabled only to the columns in 4007 and 4009. Also, the cubes 4022A, 4022B, 4022C, are cabled only to the columns in 4022 and 4023.

3.1                               Furniture clusters are established in groups as small as one cubicle and as large as six cubicles.

Each cubicle will house one or more occupants.

4.0                               CONFERENCE ROOMS

The two small conference rums have an eight foot table, 8 chairs, and there is a 6 foot matching wooden credenza.

The large conference room has a sixteen foot conference room table with 12 chairs and a 6 ft. credenza.

Each conference room has a whiteboard and a pull down screen.

5.0                               MAIL / STORAGE ROOM

The Mail room has three storage desks, and a mail sorter rack.

6.0                               BREAKROOM

The Breakroom has built-in Milwork cabinetry, for storage of supplies, and a sink is built-in to with milwork. A free standing refrigerator “visio-cooler” is provided and shall be maintained by the tenant. There are two round tables, with a total of 6 blue fabric chairs.

7.0                               NETWORK/TELEPHONE ROOM

There are 3 cables in a “drop” to each workstation, for both data and voice and each is labeled at the workstation to match the labeling at the patch panels. House air conditioning only. It’s the tenants responsibility to connect data & phone service from this room to the building MPOE on the ground floor, and to the campus MPOE in 1875 building.

8-0                              SERVER ROOM

The Server room has two independent heat pumps (a 2 1/2 ton unit and a 3 1/2 ton unit) that provide 24/7 cooling that operate independently from the regular office HVAC system. The server room cooling equipment is provided to the tenant in good operational condition, and it is tenant’s responsibility to have this equipment maintained quarterly through a service contract with a licensed air conditioning contractor and to make any repairs needed to the equipment through-out the duration of the lease agreement. It’s the tenant’s responsibility to connect data or other services from this room to the building MPOE, and/or 4th floor Network room.

EXHIBIT D

Exhibit “E”

RULES AND REGULATIONS OF THE BUILDING

1

No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.

2

Tenant shall not occupy or permit any portion of the Premises to be occupied for the manufacture or sale of liquor, narcotics or tobacco in any form.

3

The bulletin board or directory of the Premises will be provided for the display of the number and location of Tenant, and Landlord will provide directory service to a reasonable extent for Tenant at initial occupancy. Changes thereafter shall be at Tenant’s expense.

4

The sidewalks, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by it for any purpose other than ingress to and egress from its Premises. The passages, exists, entrances, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgement of Landlord shall be prejudicial to the safety, character, reputation and interests of the Premises and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. Tenant, employees or invitees of Tenant shall not go upon the roof of the Premises.

5

The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by tenant who, or whose employees or invitees shall have caused it.

6

Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

7

Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Premises and also the times and manner of moving the same in and out of the Premises. Safes or other heavy objects shall, if considered necessary by Landlord, slant on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Premises by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

8

Tenant shall not employ any person or persons other than the Janitor of Landlord or Tenant’s personnel for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

9

Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupant of the Premises by reason of noise, odors and/or vibrations, or interfere in any way with other tenant or those having business therein, nor shall any animals or birds with the exception of Service Animals, be brought in or kept about the Premises.

10

No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the storage of merchandise for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

11

Landlord will direct electrician as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

E-1

12

Tenant upon the termination of the tenancy, shall deliver to Landlord the keys of offices, rooms and toilet rooms which have been furnished the Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

13

Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Premises and must observe strict care and caution that all water faucets or water apparatus within the Premises are entirely shut off before Tenant or Tenant’s employees leave the Premises, and that all electricity shall likewise be carefully cut off, so as to prevent waste or damage.

14

Landlord reserves the right to exclude or expel from the Premises any person who, in the judgement of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Premises.

15

The requirements of Tenant will be attended to only upon application to Landlord at 1875 South Grant Street, San Mateo, California 94402. Employees of Landlord shall not perform any work or do anything outside of the regular duties unless under special instructions from Landlord.

16

Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and the street address of the Premises and/or Complex.

17

Tenant shall not disturb, solicit, or canvass any occupant of the Premises and shall cooperate to prevent same.

18

Tenant and its employees shall park their vehicles only in those portions of the parking areas so designated by Landlord. Tenant shall furnish Landlord with a list of its and its employees’ vehicle license number within fifteen (15) days after taking possession of the Premises and Tenant shall thereafter notify Landlord of any change in such list within ten (10) business days after Tenant has knowledge that such change has occurred. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. If Tenant or its employees park in other than such designated parking areas then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay, Ten Dollars ($10.00) per day for each day or partial day each such vehicle is parked in any area other than that designated. Tenant hereby authorizes Landlord at Tenant’s sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicle provided, that in each case Landlord provides Tenant reasonable written notice of not less than twenty-four (24) hours of such violation. Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage.

E-2

FIRST AMENDMENT OF LEASE

This First Amendment of Lease is made and entered into this 11th day of May, 2015, by and between CROSSROADS ASSOCIATES AND CLOCKTOWER ASSOCIATES (Landlord) and COUPA SOFTWARE INCORPORATED, a Delaware corporation (Tenant).

RECITALS

WHEREAS, Landlord and Tenant entered into a Lease dated March 20, 2014 (“The Lease”) for the lease of approximately 26,274 gross square feet of space (including Tenant’s prorata share of Building common areas) located on Floors 5 and 4 of the building located at 1855 South Grant Street (the “1855 Building”), San Mateo, San Mateo County, California and

WHEREAS, in the 1855 Building, Tenant now desires to lease an additional 6,791 square feet on the first floor (which includes Tenant’s proportionate share of building common areas), thereby bringing Tenant’s total leased area to 33,065 square feet.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.                        Tenant’s approximately 26,274 gross square feet of space located on the fifth (5th) and fourth (4th) floors shall hereinafter be referred to as the “Original Premises”. The Premises to be leased pursuant to this First Amendment of Lease shall hereinafter be referred to as the “Expansion Space”. The “Expansion Space” is more particularly described and referred to as follows: 6,791 rentable square feet of space, which includes Tenant’s prorata share of Building common areas, located on the first floor of the Building located at 1855 South Grant Street, San Mateo, San Mateo County, California and as further outlined in red on Exhibit “A” attached hereto. Tenant’s total leased Premises shall therefore be 33,065 gross square feet.

2.                        EFFECTIVE DATE

The “Effective Date” for the commencement of Lease for the “Expansion Space” shall hereinafter be defined as July 1, 2015. Upon the full execution of this First Amendment of Lease, Tenant shall have early access to the Premises for the installation of telephone and computer related equipment.

3.                        TERM OF LEASE FOR EXPANSION SPACE

The term of Lease for the “Original Premises” currently leased, as of the date of this First Amendment, expires on April 30, 2019. The Term of Lease for the “Expansion Space” shall commence upon the Effective Date, as provided for herein, and shall expire coterminous with the above referenced Lease for the “Original Premises” and therefore shall terminate April 30, 2019.

4.                        BASIC RENT

Commencing upon the Effective Date, Tenant’s monthly Basic Rent for the Original Premises and the Expansion Space due

1

and payable on or before the first day of each month shall be payable as follows:

Months of Term	Basic Rent Original Premises	Basic Rent Expansion Space	Total Basic Rent
	26,274 RSF	6,791 RSF

7/1/2015 to 4/30/2016	$86,704.20 @$3.30 NNN	$23,768.50 @$3.50 NNN	$110,472.70

5/1/2016 to 4/30/2017	$89,331.60 @$3.40 NNN	$24,447.60 @$3.60 NNN	$113,779.20

5/1/2017 to 4/30/2018	$91,959.00 @$3.50 NNN	$25,126.70 @$3.70 NNN	$117,085.70

5/1/2018 to 4/30/2019	$94,586.40 @$3.60 NNN	$25,805.80 @$3.80 NNN	$120,392.20

5.                        ADDITIONAL RENT

The Additional Rent for the Original Premises and the Expansion Space, as of the Effective date, as described above in Paragraph 2, shall be $37,694.10 (33,065 s.f. x $1.14 = $37,694.10) per month and shall continue to be adjusted in accordance with paragraph 4D of the Lease.

6.                        OPTIONS TO EXTEND AND EXPAND

It is hereby agreed that this Lease for the “Expansion Space” shall be subject to both the Option to Extend granted to Tenant per paragraph 2C of the Lease and to the Option to Expand granted to Tenant per paragraph 2D of the Lease. It is further agreed that both of Tenant’s Option to Extend per paragraph 2C of the Lease and Tenant’s Option to Expand per paragraph 2D of the Lease shall be for the entire Premises and may not be exercised for less than the entire Premises.

7.                        “AS IS”

Tenant agrees to Lease the “Expansion Space” in an “as-is” condition, and any alteration or modifications of the Premises shall be made at Tenant’s sole cost and expense and shall be made in accordance with paragraphs 8 & 9 of the Lease. Notwithstanding anything herein to the contrary, Landlord at Landlord’s sole cost and expense agrees to the following:

Landlord shall contribute $20,000.00 towards any modifications (principally electrical and IT) of the Expansion Space.

8.                        FLAGPOLES

Notwithstanding anything herein to the contrary, Landlord hereby consents to Tenant’s installation of two (2) Flagpoles in front of the 1855 South Grant Street Building, as shown on Exhibit B attached hereto, subject to the following conditions:

a)             The Flagpoles shall be installed by Tenant and Tenant shall be responsible for any and all costs associated with both the engineering and the installation of the

2

Flagpoles. The Flagpoles must be in complete compliance with the City of San Mateo ordinances pertaining to the installation of the Flagpoles, if required. Landlord shall provide commercially reasonable assistance to Tenant in Tenant’s efforts to obtain approval of the Flagpoles, if required.

b)             Tenant shall hold harmless and defend Landlord against any and all expenses, including reasonable attorney fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property, including, without limitation, occurring in, on or about the Flagpoles, or any part thereof, resulting from the installation, use, maintenance or repair of the Tenant’s Flagpoles.

c)              Tenant shall be responsible for all costs associated with the maintenance for the Flagpoles, including the regularly scheduled raising and lowering of the flags. The manner in which the flags are raised and lowered shall be consistent with and respectful of national guidelines regarding the handling of the United States Flag.

d)             At Landlord’s Option, Tenant does herein agree to restore the exterior landscaping where the Flagpoles were installed at the end of Tenant’s lease, which would require restoring this area (s) to the same condition existing prior to the installation of the two (2) Flagpoles.

9.                        PARKING

Upon the Effective Date for the “Expansion Space”, Tenant’s total parking allocation shall be increased by 21 spaces for a total of 105 spaces.

10.                 NO BROKERS

Landlord and Tenant mutually acknowledge and agree that neither Landlord nor Tenant have had any dealings with any real estate brokers or agents in connection with the negotiation of this First Amendment of Lease which has resulted in any obligation to pay a leasing commission.

11.                 LEASE IN FULL FORCE AND EFFECT

Except as herein modified and amended the Lease shall remain in full force and effect.

3

IN WITNESS WHEREOF, the parties have executed and delivered this First Amendment of Lease as of the day and year first above written.

4

EXHIBIT A

EXHIBIT B

SECOND AMENDMENT OF LEASE

This Second Amendment of Lease is made and entered into this 18th day of November, 2015, by and between CROSSROADS ASSOCIATES AND CLOCKTOWER ASSOCIATES (Landlord) and COUPA SOFTWARE INCORPORATED, a Delaware corporation (Tenant).

RECITALS

WHEREAS, Landlord and Tenant entered into a Lease dated March 20, 2014 (“The Lease”) for the lease of approximately 26,274 gross square feet of space (including Tenant’s prorata share of Building common areas) located on Floors 5 and 4 of the building located at 1855 South Grant Street (the “1855 Building”), San Mateo, San Mateo County, California and

WHEREAS, Landlord and Tenant entered into a First Amendment of Lease dated May 11, 2015 wherein Tenant leased an additional 6,791 square feet on the first floor (which includes Tenant’s proportionate share of building common areas) of the 1855 Building, thereby bringing Tenant’s total leased area to 33,065 square feet and

WHEREAS, in the 1855 Building, Tenant now desires to lease an additional 13,384 square feet on the second floor (which includes Tenant’s proportionate share of building common areas), thereby bringing Tenant’s total leased area to 46,449 square feet.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.                            Tenant’s approximately 33,065 gross square feet of located on the fifth (5th), fourth (4th) and first (1St) floors shall hereinafter be referred to as the “Original Premises”. The Premises to be leased pursuant to this Second Amendment of Lease shall hereinafter be referred to as the “Second Floor Expansion Space”. The “Second Floor Expansion Space” is more particularly described and referred to as follows: 13,384 rentable square feet of space, which includes Tenant’s prorata share of Building common areas, located on the second floor of the Building located at 1855 South Grant Street, San Mateo, San Mateo County, California and as further outlined in red on Exhibit “A” attached hereto. Tenant’s total leased Premises shall therefore be 46,449 Tenant’s Lease of the “Second Floor Expansion Space” is contingent upon Landlord entering into, in Landlord’s sole opinion, an acceptable Lease Termination Agreement with Telligent Systems, Inc. by November 30, 2015. In the event Landlord does not enter into such a Lease Termination Agreement then this Second Amendment of Lease shall be void and of no force and effect between the parties and neither Landlord nor Tenant shall be liable to one another for having entered into this Second Amendment of Lease and the Lease shall remain in full force and effect.

2.                            EFFECTIVE DATE

The “Effective Date” for the Commencement of Lease for the “Second Floor Expansion Space” shall hereinafter be defined as December 1, 2015. Beginning December 1, 2015, Tenant shall have access to the “Second Floor Expansion Space” for the installation of telephone and computer related equipment subject to all the terms and conditions of the Lease

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excluding the payment of Basic Rent and Additional Rent. Prior to March 1, 2016, Tenant is also herein granted the right to occupy the Premises with operating personnel, such occupancy shall be subject to all the terms and conditions of the Lease and no Basic Rent shall be due. However, Tenant shall be responsible for the payment of Additional Rent for the period commencing upon the date of Tenant’s occupancy of the space with operating personnel through February 29, 2016.

3.                            TERM OF LEASE FOR SECOND FLOOR EXPANSION SPACE

The term of Lease for the “Original Premises” currently leased, as of the date of this Second Amendment, expires on April 30, 2019. The Term of Lease for the “Second Floor Expansion Space” shall commence upon the Effective Date, as provided for herein, and shall expire coterminous with the above referenced Lease for the “Original Premises” and therefore shall terminate April 30, 2019.

4.                            BASIC RENT

Commencing upon the Effective Date, Tenant’s monthly Basic Rent for the Original Premises and the “Second Floor Expansion Space,” due and payable on or before the first day of each month, shall be payable as follows:

Months of Term	Basic Rent Original Premises	Basic Rent [2]nd Fl. Exp. Space	Total Basic Rent
	33,065 RSF	13,384 RSF

12/1/2015 to 2/29/2016	$110,472.70	$0.00	$110,472.70

3/1/2016 to 4/30/2016	$110,472.70	$46,844.00 @$3.50 NNN	$157,316.70

5/1/2016 to 4/30/2017	$113,779.20	$48,182.40 @$3.60 NNN	$161,961.60

5/1/2017 to 4/30/2018	$117,085.70	$49,520.80 @$3.70 NNN	$166,606.50

5/1/2018 to 4/30/2019	$120,392.20	$50,859.20 @$3.80 NNN	$171,251.40

5.                            ADDITIONAL RENT

The Additional Rent for the Original Premises and the “Second Floor Expansion Space”, as March 1, 2016 shall be $52,951.86 (46,449 s.f. x $1.14 = $52,951.86) per month and shall continue to be adjusted in accordance with paragraph 4D of the Lease. In the event Tenant occupies the “Second Floor Expansion Space” with operating personnel prior to March 1, 2016, Tenant shall be responsible for the payment of Additional Rent, as specified above in Paragraph 2.

6.                            OPTIONS TO EXTEND AND EXPAND

It is hereby agreed that this Lease for the “Second Floor Expansion Space” shall be subject to both the Option to Extend granted to Tenant per paragraph 2C of the Lease and to the Option to Expand granted to Tenant per paragraph 2D of the Lease. It is further agreed that both of Tenant’s Option

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to Extend per paragraph 2C of the Lease and Tenant’s Option to Expand per paragraph 2D of the Lease shall be for the entire Premises and may not be exercised for less than the entire Premises.

7.                            “AS IS”

Tenant agrees to Lease the “Second Floor Expansion Space” in an “as-is” condition, and any alteration or modifications of the Premises shall be made at Tenant’s sole cost and expense and shall be made in accordance with paragraphs 8 & 9 of the Lease. Notwithstanding anything herein to the contrary, Landlord at Landlord’s sole cost and expense agrees to the following:

a)                           Landlord shall provide the second (2nd) floor with furniture in the configuration, as shown and detailed on the list attached hereto as Exhibit “B” (Furniture and Equipment Inventory List) and hereinafter referred to as “the Furniture”. Tenant shall be allowed free use of the furniture during the term of the Lease. Tenant agrees to repair any damage to the furniture caused by Tenant during the Term of this Lease, normal wear and tear excepted. Any reconfiguration of the furniture or additional furniture required by Tenant shall be at Tenant’s sole cost and expense. Landlord represents and warrants to Tenant that Landlord has marketable title to all of such furniture.

b)                           Landlord shall contribute $15,000.00 towards any Tenant specified modifications (painting, furniture reconfiguration, wiring, etc.) of the “Second Floor Expansion Space”.

8.                            PARKING

Upon the Effective Date for the “Second Floor Expansion Space”, Tenant’s total parking allocation shall be increased by 43 spaces for a total of 148 spaces. Effective, as of the December 1, 2015, Tenant’s total parking allocation, as specified above, shall be 148 spaces. Landlord shall have the right at its sole discretion, upon 72 business hours’ written notice to demand from Tenant an accurate, verified written count of employees and/or independent contractors that are located at the Complex. In the event the number of employees and/or independent contractors exceeds one person per 315 square feet of Leased Premises, Tenant shall promptly implement a public or alternative transit program, which will ensure that Tenant’s usage of the parking areas of the Complex does not exceed that permitted in this paragraph. Tenant may request termination of the public or alternative transit program when it can demonstrate to Landlord’s satisfaction that Tenant is conforming to the parking allocation per this paragraph.

9.                            NO BROKERS

Landlord and Tenant mutually acknowledge and agree that neither Landlord nor Tenant have had any dealings with any real estate brokers or agents in connection with the negotiation of this Second Amendment of Lease which has resulted in any obligation to pay a  leasing commission.

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10.                     LEASE IN FULL FORCE AND EFFECT

Except as herein modified and amended the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed and delivered this Second Amendment of Lease as of the day and year first above written.

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EXHIBIT A

TEAM AREA
TEAM AREA
TEAM AREA
TEAM AREA
211
212
250
206
220
221
TEAM AREA
TEAM AREA
TEAM AREA

THE CROSSROADS

BUILDING THREE
1855 SOUTH GRANT STREET
SAN MATEO, CA
Second Floor

EXHIBIT B

1855 BUILDING - 2ND FLOOR

FLOOR PLAN AND OFFICE FURNITURE / EQUIPMENT INVENTORY LIST

1.0                     1855-2nd FLOOR, SOUTH GRANT STREET

This suite has a total of 54 typical working stations;

•                  14 are Fixed hardwall offices

•                  40 are Modular furniture cubicles (includes 7 Team Areas).

Conference rooms;

•                  4 conference rooms

One Mail/Copy room

One Break room

One Network/Telephone room

One Server room.

2.0                     FIXED OFFICES

Typical fixed offices have, modified modular furniture similar to the drawing shown. Each office has an overhead cabinet with a built-in desk light, one set of draws, and there is a wall mounted whiteboard in each office.

3.0                     MODULAR FURNITURE

Modular furniture cubicles are similar to the drawing shown.

There are 20 interior cubicles have an overhead cabinet with a built-in desk light and two sets of draws.

The 13 exterior cubicles (cubes by an exterior window) that have two sets of draws and an under desk shelf.

The 7 team areas are configured with just work surfaces for the 7 team areas.

4.0                     CONFERENCE ROOMS

The four (4) conference rooms each have table(s) that are 8 feet long and there is a 6 foot wooden credenza in three (3) of the conference rooms. Two (2) of the conference have a folding table. Each conference room has a wall mounted whiteboard.

5.0                     MAIL / STORAGE ROOM

The Mail room has three storage desks, a mail sorter rack and a 6 ft. 2-door Hon Metal storage cabinet.

6.0                     BREAKROOM

The Breakroom has built-in Milwork cabinetry, for storage of supplies, and a sink is built-in to with milwork. A Whirlpool refrigerator is provided, as well as a free standing refrigerator “visio-cooler”, which will be Tenant’s responsibility to maintain. There are two round tables, with a total of 8 blue chairs.

7.0                     ANCILLARY FURNITURE

The suite has;

•                  (2) reception area armchairs.

•                  (1) glass top coffee table.

•                  (3) three 60 inch long wooden credenzas.

•                  (1) wooden cabinet containing 12 Lockers.

8.0                     NETWORK/TELEPHONE ROOM

The data and voice lines at each workstation are labeled at the workstation to match the labeling for the two (2) racks, one (1) rack with the patch panels. House air conditioning only. It’s the tenants responsibility to connect data & phone service from this room to the building MPOE on the ground floor.

9.0                     SERVER ROOM

The Server Room has two (2) independent 5 ton heat pump for cooling, that operates independently from the house cooling system. The server room cooling equipment is the tenant’s responsibility to maintain and make any repairs needed to the equipment through-out the duration of the Lease Agreement or Extended Term. It’s the tenants responsibility to connect data or other services from this room to the building MPOE.